Exhibit 10.8

FIRST AMENDMENT TO THE ADVISORY AGREEMENT

THIS FIRST AMENDMENT TO THE ADVISORY AGREEMENT (this “Amendment”), dated effective as of October 10, 2013, is entered into by and among Industrial Property Trust Inc., a Maryland corporation (the “Corporation”), Industrial Property Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), and Industrial Property Advisors LLC, a Delaware limited liability company (the “Advisor”). The Corporation, the Operating Partnership and the Advisor are each a “Party” and collectively, the “Parties.” Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Advisory Agreement (as defined below).

WHEREAS, the Parties entered into that certain Advisory Agreement (the “Advisory Agreement”), dated as of July 16, 2013, pursuant to which the Advisor agreed to provide certain services to the Corporation and the Operating Partnership;

WHEREAS, the Parties previously have reached an agreement and understanding, and the prospectus contained in the Corporation’s Registration Statement on Form S-11 (Registration No. 333-184126) discloses, that for each Real Property acquired in the operational stage, the Acquisition Fee is an amount equal to 2.0% of the total purchase price of the properties acquired (or the Corporation’s proportional interest therein), until such time as the Corporation has invested an aggregate amount of $500,000,000 in properties acquired in the operational stage, at which time the Acquisition Fee will be reduced to 1.0% of the total purchase price of the properties acquired (or the Corporation’s proportional interest therein), including in all instances real property held in joint ventures or co-ownership arrangements; and

WHEREAS, Section 9(a) of the Advisory Agreement does not accurately reflect the Parties’ mutual agreement and understanding concerning the Acquisition Fee to be paid with respect to each Real Property acquired in the operational stage and the Parties now desire to amend the Advisory Agreement such that Section 9(a) of the Advisory Agreement reflects the mutual agreement and understanding of the Parties.

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth, and for other good and valuable consideration, the Parties do hereby agree as follows:

1. The Advisory Agreement is hereby amended such that the second sentence of Section 9(a) shall now read in its entirety as follows:

“For each Real Property acquired in the operational stage and after the effective date of this Agreement, the Acquisition Fee is an amount equal to 2.0% of the Contract Purchase Price of the property (or the Corporation’s proportional interest therein) for the first $500,000,000 of Real Property acquired, and 1.0% thereafter (or the Corporation’s proportional interest therein), including Real Property held in Joint Ventures or other entities that are co-owned.”

2. This Amendment constitutes an amendment to the Advisory Agreement. The terms and provisions of the Advisory Agreement and all other documents and instruments relating and pertaining to the Advisory Agreement shall continue in full force and effect, as amended hereby. In the event of any conflict between the provisions of the Advisory Agreement and the provisions of this Amendment, the provisions of this Amendment shall control.

4. This Amendment (a) shall be binding upon the Parties, their Affiliates and their respective successors and permitted assigns; (b) may be changed, modified or amended only by a writing signed by each of the Parties or their respective successors or assignees; (c) may be executed in several counterparts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement; and (d) together with the Advisory Agreement, embodies the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, consents, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever relating to such subject matter. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be signed by their respective duly authorized officers, effective as of the date set forth above.

INDUSTRIAL PROPERTY TRUST INC.

By:	/s/ Dwight L. Merriman III
Name:	Dwight L. Merriman III
Title:	Chief Executive Officer

INDUSTRIAL PROPERTY OPERATING PARTNERSHIP LP

By:	Industrial Property Trust Inc., its Sole General Partner

By:	/s/ Dwight L. Merriman III
Name:	Dwight L. Merriman III
Title:	Chief Executive Officer

INDUSTRIAL PROPERTY ADVISORS LLC

By:	Industrial Property Advisors Group LLC, its Sole Member

By:	/s/ Evan H. Zucker
Name:	Evan H. Zucker
Title:	Manager